EXHIBIT 3.2
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         THIS AMENDING AGREEMENT made this 7th day of May, 2003.

B E T W E E N:


                     VASOGEN INC.,
                     a corporation incorporated under the
                     CANADA BUSINESS CORPORATION ACT

                     (hereinafter referred to as the "Corporation")

                                      -and-

                     CIBC MELLON TRUST COMPANY,
                     a trust company incorporated under the laws of Canada

                     (hereinafter referred to as the "Rights Agent")

         WHEREAS the Corporation and the Rights Agent previously entered into a Shareholder Rights Plan Agreement (the "Agreement") dated as of the 22nd day of November, 2000;

         AND WHEREAS Subsection 5.4(b) of the Agreement provides that the Corporation may, with the prior consent of the holders of its Voting Shares (as defined in the Rights Agreement), amend, vary or rescind any of the provisions of the Agreement;

         AND WHEREAS holders of the Corporation's Voting Shares have approved the amendments to the Agreement as hereinafter set forth, and the parties hereto are entering into this Amending Agreement to give offset to such amendments;

         THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged by each party herein, the parties hereto agree as follows:

1. Subclause 1.1(n)(ii)(B) of the Agreement is amended by deleting "twenty-one (21) days" and inserting "thirty-five (35) days" in replacement thereof.

2. Clause 1.1(x)(ii) of the Agreement is amended by deleting "2003" and inserting "2006" in replacement thereof.

3. Section 5.16 of the Agreement is amended by deleting the last sentence thereof and inserting the following in replacement thereof:


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                                      -2-


                  "The term of the Rights Plan ends on the date of the Corporation's Annual Meeting of Shareholders to be held in 2006, at which time the Rights expire unless they are terminated, redeemed or exchanged earlier by the Board of Directors."

4. Except as expressly amended hereby, the parties hereby confirm the Agreement in all other respects.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amending Agreement on the date first above written.



                                         VASOGEN INC.


                                         By: /s/ Chris Waddick
                                             ----------------------------------
                                             Chris Waddick
                                             Executive Vice President & CFO


                                         CIBC MELLON TRUST COMPANY

                                         By: /s/ Warren Jansen
                                             ----------------------------------

                                         By: /s/ Robert Hess
                                             ----------------------------------